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                                POWER OF ATTORNEY


         Each of the undersigned directors of Crane Co., a Delaware corporation (the "Corporation"), does hereby constitute and appoint Augustus I. duPont and Thomas J. Ungerland, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to execute and deliver in his name and on his behalf:

         (a) a Registration Statement (with all exhibits thereto) of the Corporation on Form S-3 or any other appropriate form proposed to be filed by the Corporation with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, or any successor thereto (the "Securities Act") for the purpose of registering under the Securities Act up to $250,000,000 in aggregate principal amount of unsecured debt obligations to be issued in one or more series (the "Debt Securities") of the Corporation consisting of debentures, notes and/or other evidences of indebtedness, including senior debt securities and subordinated debt securities;

         (b) any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statement; and

         (c) any and all other certificates, letters, reports, statements, applications and any other documents and instruments in connection with the registration of the Debt Securities which such attorneys-in-fact and agents, or any one of them, deem necessary, advisable or appropriate to enable the Corporation to comply with (i) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal securities laws of the United States of America and the rules, regulations and requirements of the SEC in respect of any thereof; (ii) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America; and (iii) the securities or similar applicable laws of any foreign jurisdiction;

and each of the undersigned hereby grants unto such attorneys-in-fact and agents, and each of them, or his substitute or substitutes, each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, and does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, or his substitute or substitutes, shall lawfully do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

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         IN WITNESS WHEREOF, the undersigned have hereunto subscribed this power of attorney this 22nd day of February, 1999.


/s/ E. Thayer Bigelow, Jr.
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E. Thayer Bigelow, Jr.                      Richard S. Forte


/s/ Dorsey R. Gardner                       /s/ William E. Lipner
-----------------------------               -----------------------------
Dorsey R. Gardner                           William E. Lipner


/s/ Dwight C. Minton                        /s/ C.J. Queenan, Jr.
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Dwight C. Minton                            C.J. Queenan, Jr.


/s/ James L. L. Tullis
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James L. L. Tullis                          Boris Yavitz